                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             MRK TECHNOLOGIES, LTD.
                                   ("SELLER")

                                      AND

                         ATLANTIC NETWORK SYSTEMS, INC.
                                   ("BUYER")



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                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1 PURCHASE AND SALE OF ACQUIRED ASSETS . . . . . . . . . . . . . . . .1

    1.1. Acquisition of the Acquired Assets. . . . . . . . . . . . . . . . . .1
    1.2. Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 2 - ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . . .3

    2.1. Liabilities Assumed . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 3 - PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . .3

    3.1. Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 4 COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

    4.1. Collection of Payments. . . . . . . . . . . . . . . . . . . . . . . .4
    4.2. Seller's Agreements as to Specified Matters . . . . . . . . . . . . .5
    4.4. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .5
    4.5. Further Assurances and Cooperation. . . . . . . . . . . . . . . . . .5
    4.6. Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
    4.7. MST Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    4.8. Non-Compete Agreement . . . . . . . . . . . . . . . . . . . . . . . .8
    4.9. Support Services. . . . . . . . . . . . . . . . . . . . . . . . . . .8
    4.10. Margins on Open Sales Orders . . . . . . . . . . . . . . . . . . . .8
    4.11.Evaluation Units. . . . . . . . . . . . . . . . . . . . . . . . . . .8
    4.12. Accounts Payable . . . . . . . . . . . . . . . . . . . . . . . . . .8
    4.13. MST Product Returns by Customer. . . . . . . . . . . . . . . . . . .9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . .9

    5.1. Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . .9
    5.2. Corporate Organization. . . . . . . . . . . . . . . . . . . . . . . .9
    5.3. Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
    5.4. Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . 10
    5.5. Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 10
    5.6. Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . 10
    5.7. Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    5.8. Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    5.9. Accounts Payable. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    5.10. Intangible Assets. . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.11. Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.12. Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.13. Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.14. Compensation Arrangements. . . . . . . . . . . . . . . . . . . . . 11
    5.15. Orders, Commitments and Returns. . . . . . . . . . . . . . . . . . 11
    5.16. Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    5.17. Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . 13

    6.1. Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.2. Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . 13
    6.3. Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.4. Funds.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13


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ARTICLE 7 TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . . . 13

    7.1. Methods of Termination: . . . . . . . . . . . . . . . . . . . . . . 13
    7.2. Procedure Upon Termination. . . . . . . . . . . . . . . . . . . . . 14
    7.3. Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 8 SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . 14

    8.1. Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    8.2. Indemnification by Buyer. . . . . . . . . . . . . . . . . . . . . . 14
    8.3. Indemnification by Seller . . . . . . . . . . . . . . . . . . . . . 15
    8.4. Claims for Indemnification. . . . . . . . . . . . . . . . . . . . . 15
    8.5. Exception Amount on Certain Indemnification Claims. . . . . . . . . 16

ARTICLE 9 CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

    9.1. Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    9.2. Closing Deliveries by Seller. . . . . . . . . . . . . . . . . . . . 17
    9.3. Closing Deliveries by Buyer . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 10 CLOSING PROCEDURES AND SCHEDULES. . . . . . . . . . . . . . . . . 18

    10.1. Preclosing and Closing Procedures. . . . . . . . . . . . . . . . . 18
    10.2. Preparation of Schedule of MST Inventory.. . . . . . . . . . . . . 18
    10.3. Vendor Credits . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 11 CONDITIONS PRECEDENT TO BUYER AND SELLER'S OBLIGATION TO
                      CONSUMMATE TRANSACTIONS. . . . . . . . . . . . . . . . 20

    11.1. Conditions to Buyer's Obligations. . . . . . . . . . . . . . . . . 20
    11.2. Conditions to Seller's Obligations . . . . . . . . . . . . . . . . 21

ARTICLE 12 MISCELLANEOUS PROVISIONS AND AGREEMENTS . . . . . . . . . . . . . 22

    12.1. Consummation of Transactions . . . . . . . . . . . . . . . . . . . 22
    12.2. Access to Records. . . . . . . . . . . . . . . . . . . . . . . . . 22
    12.3. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    12.4. Amendment and Modification.. . . . . . . . . . . . . . . . . . . . 22
    12.5. Waiver of Compliance; Consents . . . . . . . . . . . . . . . . . . 23
    12.6. No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . 23
    12.7. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 23
    12.8. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    12.9. Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    12.10. No Third Party Beneficiary. . . . . . . . . . . . . . . . . . . . 25
    12.11. Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    12.12. Binding Effect; Assignment. . . . . . . . . . . . . . . . . . . . 25
    12.13. Headings; Recitals. . . . . . . . . . . . . . . . . . . . . . . . 25
    12.14. Exhibits and Schedules. . . . . . . . . . . . . . . . . . . . . . 25
    12.15. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 25
    12.16. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    12.17. Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . 25
    12.18. Definition of Material Adverse Effect . . . . . . . . . . . . . . 26


                                      ii
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EXHIBITS

5            Disclosure Schedule
9.2(a)       Bill of Sale and Assignment

SCHEDULES

1.1(a)       MST Inventory
1.1(b)       Business Contracts
1.1(c)       Personal Property
2.1(a)       Open Purchase Orders
2.1(c)       Open Sales Orders
4.7(a)       Transferred Employees and Compensation Arrangements
4.7(d)       Transferred Employees Estimated Commissions
4.9          Support Services
10.2(c)      Excluded Inventory
10.3         Vendor Credits

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 29th day of January 1997, by and among MRK TECHNOLOGIES, LTD., an Ohio limited liability company ("Seller") and ATLANTIC NETWORK SYSTEMS, INC. a North Carolina corporation ("Buyer").

                                  WITNESSETH:

         A. Seller owns and operates a business division (the "Division") engaged in the business of value-added distribution of wide-area network hardware (the "Business") under the name "MST Distribution."

         B. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, certain of the assets of the Division upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE
                                       1.
                             PURCHASE AND SALE OF
                                ACQUIRED ASSETS

1.1. ACQUISITION OF THE ACQUIRED ASSETS. Subject to the terms and conditions hereof, at the Closing Date, as defined herein, Seller shall sell, transfer, convey, assign and deliver to the Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the following assets (the "Assets"):

      (a)  MST INVENTORY.  The inventory of the Business which is set forth on
           Schedule 1.1(a) to be attached to the Closing Statement, as provided in Section 10.2 (the "MST Inventory"), and the inventory that is delivered to Buyer's facility in North Carolina after the Closing Date pursuant to Open Purchase Orders as provided in Section 2.1(b); and

      (b) BUSINESS CONTRACTS. The contracts which are set forth on Schedule 1.1(b), including all work-in-progress related to such contracts and rights for services rendered or products provided under such contracts that were not billed out as of the Closing Date, except with respect to Excluded Inventory set forth on Schedule 10.2(c); and

      (c) PERSONAL PROPERTY. The furniture, fixtures, equipment and office supplies which are set forth on Schedule 1.1(c) attached hereto (the "Personal Property"); and

      (d) INTANGIBLE PROPERTY. The names "MST," "MST Distribution" and all derivatives thereof, including the trademark and servicemark registrations related thereto, MST's telephone numbers (including 800 numbers) and, to the extent assignable, in all intangible property rights used or held for use by Seller in the conduct of the Business, including goodwill and customer lists, which are primarily relating to the Business or the Assets, including all rights of Seller in and under any trademark, servicemark or trade name (and registrations and applications therefore), and trademark licenses, confidential information, logos, and similar rights and other intellectual properties used in the Business (collectively, the "Intangible Assets"); and

      (e) OPEN SALE ORDERS. Seller's Open Sales Orders as defined in Section 2.1(d); and

      (f) BOOKS AND RECORDS. Copies of all books and records primarily used or held in the operation of the Business or related to the Assets, including, for at least the two (2) years prior to the Closing Date, all (i) lists of past and present customers and suppliers; (ii) price and supply quotations and books; (iii) sales orders; (iv) a diskette containing master files on MST product advertising materials, mailing lists, sales materials and records; (v) MST product catalogs; and
           (vi) files, records and data related to the foregoing (collectively, the "Books and Records").

1.2. EXCLUDED ASSETS. The parties to this Agreement expressly understand and agree that Seller is not selling, assigning, transferring or conveying to Buyer the following assets, rights and properties (the "Excluded Assets"):

      (a)  CASH AND CASH EQUIVALENTS.  All of Seller's cash or cash equivalents;
           and

      (b)  ACCOUNTS RECEIVABLE.  All of Seller's accounts receivable; and

      (c) CONTRACTS NOT ASSUMED. All of Seller's rights to and under any contracts, agreements or other documents or instruments which are not listed on Schedule 1.1(b); and

      (d)  EMPLOYEE BENEFIT PLANS.   Any interest in, or assets related to, any
           employee benefit plan (health or otherwise) of Seller; and

      (e)  PROCEEDS.   All rights of Seller under this Agreement, including the
           proceeds of the sale contemplated herein, or any other payments to Seller contemplated herein.

                                    ARTICLE
                                       2.
                           ASSUMPTION OF LIABILITIES

2.1.  LIABILITIES ASSUMED.  Subject to the Closing, and as of the Closing
      Date, the Buyer assumes and will discharge only the following obligations of the Seller (the "Assumed Liabilities"):

      (a) Seller's obligations under Seller's open purchase orders with vendors related to the Business which will be set forth on Schedule 2.1(a) to be attached to the Closing Statement to the extent, and as and when, the underlying inventory is actually received by Buyer at its North Carolina facility ("Open Purchase Orders"); and

      (b) Seller's obligations under those certain contracts which will be set forth on Schedule 1.1(b) to be attached to the Closing Statement, with respect to operations of the Business after the Closing Date; and

      (c) Seller's obligations under Seller's open sales orders with customers of the Division which will be set forth on Schedule 2.1(c) to be attached to the Closing Statement (the "Open Sales Orders").

      (d) Seller's obligations to pay commissions to Transferred Employees (and payroll taxes payable as required by law) only in accordance with Section 4.7(d).

      The above liabilities assumed by Buyer are the only liabilities of the Seller to be assumed by the Buyer. Other than the Assumed Liabilities above, Buyer is not assuming any liability of the Seller, the Division or the Business.

                                    ARTICLE
                                       3.
                                 PURCHASE PRICE

3.1.  PURCHASE PRICE.

      (a) The total consideration to be paid by Buyer to the Seller for the Assets (the "Purchase Price") will be an amount equal to:

           (i) One Million Two Hundred Sixty-Five Thousand Dollars ($1,265,000) for the name, customer lists and goodwill of the Division; and

           (ii) Plus, the amount specified on the MST Inventory list as set forth on Schedule 1.1(a); and

           (iii)  Plus Thirty Thousand Dollars ($30,000) for the Personal
                  Property.

      (b) PAYMENT OF PURCHASE PRICE. At the Closing, the Buyer will pay the Seller, by federal wire transfer, immediately available funds in the amount of the Closing Statement Price, as defined in Section 10.1 of this Agreement, to Seller's bank account pursuant to written instructions given to the Buyer at least 48 hours prior to Closing.

                                  ARTICLE
                                     4.
                                 COVENANTS

4.1. COLLECTION OF PAYMENTS. The parties acknowledge that from time to time following the Closing Date, each party may receive one or more payments from customers of the Business which are actually intended for or are made payable to the other party. In such event, the party receiving the check or payment shall immediately remit the same to the other party and if the payment is in the form of a check made payable to the other party, such check will not be negotiated by the receiving party absent written permission of the other party unless received directly into a lock-box facility, in which case the party shall promptly cause such funds to be remitted to the other party. Each party agrees to report to the other with respect to such matters on a reasonably prompt basis.

4.2. SELLER'S AGREEMENTS AS TO SPECIFIED MATTERS. Except as specifically set forth in this Agreement or on the Disclosure Schedule, and except as may be otherwise agreed in writing by the Buyer, from the date hereof until the Closing, the Seller will conduct the business and operations of the Division according to its ordinary and usual course of business, to preserve substantially intact the Business and the Assets and to preserve the Division's current relationships with customers, employees and suppliers. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of the Buyer, the Seller will not:

      (a) Take any action that will have a Material Adverse Effect on the condition of the Assets or the Business;

      (b) Permit or allow any of the Assets to be subjected to any liens, other than liens which Seller will cause to be released not later than the Closing Date;

      (c) Enter into sales orders for the sale of products and performance of services relating to the Business ("Sales Orders") except on pricing terms that are in the ordinary course of its business and on an arms-length basis;

      (d) Place purchase orders for inventory of the Business ("Purchase Orders") other than in the ordinary course of its business; or

      (e) Agree, whether in writing or otherwise, to take any action described in this subsection.

4.3. FULL ACCESS TO BUYER. Throughout the period prior to Closing, the Seller will afford to the Buyer and their directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents access to the facilities, properties, books and records of the Division in order that the Buyer may make such investigations as it will desire to make of the affairs of the Division. In order to meet Buyer's reporting requirements under applicable rules and regulations of the Securities and Exchange Commission, the Seller will furnish such additional financial and operating data and other information as the Buyer will, from time to time, reasonably request, whether before or after Closing, including without limitation access to the working papers of its independent certified public accountants ("Accountants"). Seller will authorize and direct Seller's Accountants to be reasonably available to Buyer to respond to questions and make available documents and working papers with respect to such information. Any expenses incurred by Seller with respect to making Seller's Accountants available to Buyer shall be borne by Seller if the services relating to those expenses were rendered prior to the Closing, and by Buyer if the services were rendered after the Closing.

4.4. CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein will not include any information relating to a party which the party disclosing such information can show: (i) to have been properly obtained and rightfully in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person authorized to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

4.5. FURTHER ASSURANCES AND COOPERATION. Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Buyer and without further consideration, the Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession thereof. Not later than thirty (30) days after Closing, Seller will take all action, and will cause any creditor to take all action, necessary to have all liens against the Assets which are in existence on the Closing Date to be released therefrom, and all UCC financing statements with respect thereto to be properly terminated. Seller will indemnify Buyer for any loss, liability or damage actually incurred by Buyer with respect to the existence of liens and the failure to remove them.

4.6.  TAX MATTERS.

      (a) TRANSACTIONAL TAXES. In addition to and without limiting those representations and warranties set forth in Section 5.12 of this Agreement, in the event that any sales or use tax, or any tax in the nature of a sales or use tax, or any transactional tax is payable or assessed relative to the transactions described herein, the Seller will pay all such taxes that are imposed by law on the Seller, and the Buyer will pay all such taxes that are imposed by law on the Buyer. The parties hereto will cooperate to make any necessary filings with state and local taxing authorities and to furnish any required supplemental information with respect to any state and local tax liabilities resulting from the consummation of the transactions contemplated herein.

      (b)  COOPERATION AND RECORDS RETENTION.  The Seller and the Buyer will
           (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for taxes, (ii) each retain and provide the other with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, the Seller and the Buyer will retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all tax returns, supporting work schedules and other records or information which may be relevant to such tax returns for all tax periods or portions thereof ending on or before the Closing Date and will not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

4.7.  MST EMPLOYEES.

      (a) Buyer intends to extend offers of employment to certain of Seller's employees listed on Schedule 4.7(a) hereto for employment beginning on February 1, 1997. The terms and conditions of each such offer and of any continuing employment will be determined by the Buyer in its sole discretion and any resulting employment relationship will be at will. Any employee of the Division of the Seller who accepts such an employment offer and reports for work on the date directed by the Buyer will be sometimes hereinafter referred to as a "Transferred Employee." The Seller hereby authorizes the Buyer to enter into discussions with any of such employees listed on Schedule 4.7(a) concerning the future employment of such individual by the Buyer; provided, however, that all such discussions will be conducted in such a manner as not to interfere unreasonably with the business operations of the Division of the Seller.

      (b) The Seller will not, for a period of two (2) years after the Closing Date, take any action, other than with the written consent of the Buyer, to induce any Transferred Employee, while still employed by the Buyer or any subsidiary of Buyer, to enter into the employ of the Seller or any affiliate of the Seller. As of the Closing Date, Seller will terminate all non-compete agreements and covenants as they relate to the Business of the Division and Buyer between Seller or the Division and the Transferred Employees who accept employment with Buyer.

      (c) Buyer hereby specifically disclaims any assumption of, or liability with respect to, any collective bargaining agreement or employee benefit plan, policy, practice or agreement to which the Seller is a party or under which any of the Seller's employees or former employees are covered. Without limiting the generality of the foregoing, (i) Buyer is not assuming any obligation to contribute to, or has any obligation or liability for any withdrawal liability arising in connection with, any Multiemployer Plan ("Multiemployer Plan") within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") attributable to participation therein by current or former employees of the Seller as a result of this Agreement and the transactions contemplated hereby or otherwise, and (ii) with respect to each current or former employee of the Seller, including a Transferred Employee, and each other individual who is a "qualified beneficiary" with respect to such current or former employee in connection with any "group health plan" (as such terms are defined in Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) maintained by the Seller or any of its affiliates, as between Buyer, on the one hand, and the Seller, on the other hand, the Seller is responsible for providing group health plan continuation coverage in accordance with Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (without regard to whether Buyer is ultimately determined to be responsible to provide such coverage to any such current or former employee) and Seller will indemnify, defend and hold harmless the Buyer, and its affiliates from and against any liability, expense, cost, tax or obligation of any nature with respect to such current or former employee or other individual arising in connection with group health plan coverage required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

      (d) Seller will prepare a Schedule 4.7(d) of all commissions estimated to be due to the Transferred Employees for sales prior to the Closing, including payroll taxes (calculated at a rate of 7.65% of the commission payable). Such commissions will be calculated as if all related accounts receivable had been collected as of January 31, 1997, irrespective of the Seller's policy otherwise. This aggregate commission amount will be a credit to the Buyer on the Closing Statement. Buyer will pay the amount to the Transferred Employees promptly on or after Closing, and these amounts will be trued-up by the Buyer and Seller within thirty-five (35) days after Closing.

4.8. NON-COMPETE AGREEMENT. For a period of two (2) years after the Closing Date, Seller will not, either alone nor in any capacity with another person or firm, directly or indirectly, sell any products of the vendors listed on Schedule 1.1(a) to any re-sellers.

4.9. SUPPORT SERVICES. Seller and Buyer agree that for the month of February 1997, Seller will provide the services set forth on Schedule
      4.9 at no cost to Buyer (notwithstanding the quoted prices on such Schedule) except for the actual cost of the direct pass through separately charged telephone calls (for example, long distance).

4.10. MARGINS ON OPEN SALES ORDERS. Seller and Buyer agree that with respect to the gross margin received by Buyer on the Open Sales Orders, Buyer will pay the sales commission to the Transferred Employees, and the net amount (gross margin less the sales commission) will be split one-half to the Seller and one-half to the Buyer. Buyer will provide a written report with respect to the calculation of the sales commissions owing and will pay Seller its share in accordance with this Section on a monthly basis as and when Buyer receives payment with respect to the Open Sales Orders.

4.11. EVALUATION UNITS. Seller represents that there are MST products worth an amount not to exceed $20,000 that are in the field being evaluated by customers of MST who are re-sellers (the "Evaluation Units."). If such Evaluation Units are returned to the Seller after the Closing Date, and Seller delivers such Evaluation Units to Buyer (at Seller's cost) before the end of February 1997 in salable condition (that is, the Evaluation Units are undamaged, in the box and with all manuals and warranty papers), then Buyer will promptly pay to Seller the Seller's net cost from the manufacturer with respect to such Evaluation Units.

4.12. ACCOUNTS PAYABLE. Seller will pay, not later than the Closing Date, all outstanding vendor accounts payable (with respect to which invoices have been received by Seller, whether or not then due) with respect to MST Inventory set forth on Schedule 1.1(a), except as provided in
      Section 10.3. On or before the Closing Date, Seller will provide to Buyer proper written evidence that such accounts payable have been paid. Seller further agrees to promptly pay all invoices received by Seller after the Closing Date, which relate to MST Inventory.

4.13. MST PRODUCT RETURNS BY CUSTOMER. With respect to MST products sold by Seller prior to Closing, the parties agree that: (a) if such MST products are returned by the customer to Seller, Seller may ship such products to Buyer (at Seller's cost), and if any such product is in salable condition (that is, the product is undamaged, in the box and with all manuals and warranty papers), then Buyer will promptly pay to Seller the Seller's net cost from manufacturer with respect to such product; and (b) if such MST products are returned by the customer to Buyer, and such product is in salable condition (as described above), then Buyer will notify Seller of such facts, Seller will credit that customer's account (assuming the return is authorized by Seller) and Buyer will promptly pay to Seller the Seller's net cost from manufacturer with respect to such product. Buyer will ship back to Seller MST products that are not in salable condition.

                                   ARTICLE
                                      5.
                 REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer, as of the date of this Agreement, that:

5.1.  DISCLOSURE SCHEDULE.  The disclosure schedule of Seller attached as
      Exhibit 5 hereto (the "Disclosure Schedule") is divided into sections which correspond to the subsections of this Article 5. The Disclosure
      Schedule is accurate and complete at the time this Agreement is executed and will be accurate and complete on the Closing Date. Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Disclosures in any subsection thereof will not constitute disclosure for purposes of any other subsection and any other section or subsection of this Agreement or any exhibit to or other writing which is designated herein as being part of this Agreement.

5.2. CORPORATE ORGANIZATION. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio.

5.3. AUTHORIZATION. The Seller has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein and therein. The Members of the Seller has taken all action required by law, the Seller's articles of organization and bylaws and otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by the Seller and no other corporate action is necessary. This Agreement is, when executed, a valid and binding legal obligation of the Seller, enforceable against it in accordance with their respective terms.

5.4. NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein or therein will violate or be in conflict with any provision of the articles of incorporation or bylaws of the Seller.

5.5. FINANCIAL STATEMENTS. Section 5.5 of the Disclosure Schedule contains true and complete copies of the calculation of contribution margin of the Division for the following periods: the seven-month period ended December 31, 1994, the twelve-month period ended December 31, 1995 and the twelve-month period ended December 31, 1996. Except as disclosed therein, the foregoing calculations of contribution margin and the accounts reflected therein: (i) are in accordance with the books and records of the Seller and have been prepared consistently for all periods, and (ii) fairly present the identified accounts thereon for the periods shown.

5.6. ABSENCE OF CERTAIN CHANGES. Except as set forth on the Disclosure Schedule, since December 31, 1996, the Seller has owned and operated the Assets and operated the Business in the ordinary course of business and substantially consistent with past practice. Without limiting the generality of the foregoing and except as set forth on the Disclosure Schedule, the Seller has not suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) or suffered any loss of officers, employees, distributors, independent contractors, customers, or suppliers which had or may reasonably be expected to result in a Material Adverse Effect on the condition of the Assets and the Business, since December 31, 1996.

5.7. TITLE TO ASSETS. Except as set forth in the Disclosure Schedule, the Seller has good and marketable right, title and interest in and to all of the Assets. Except as set forth in the Disclosure Schedule, there are no leasehold interests relating to the Personal Property. Except as set forth in the Disclosure Schedule, none of the Assets is subject to any mortgage, pledge, lien, security interest or encumbrance of any kind or nature (whether or not of record), and will not become subject to any such mortgage, pledge, lien, security interest or encumbrance (including any UCC Article 6 liens) because of the transactions described herein, other than liens which Seller will cause to be released on the Closing Date (and the related financing statements which Seller will cause to be terminated within 30 days after the Closing Date).

5.8. INVENTORIES. All MST Inventory will be valued on Schedule 1.1(b) at Seller's net cost from the manufacturer without reduction for marketing development or co-op funds.

5.9. ACCOUNTS PAYABLE. On or before the Closing Date, Seller has paid all outstanding vendor accounts payable with respect to the Assets of the Business with respect to invoices received by Seller, except as provided in Section 10.3.

5.10. INTANGIBLE ASSETS. Except as set forth in the Disclosure Schedule, the Seller owns or has the unrestricted right to use, and to assign and sell, all the Intangible Assets. Except as set forth on the Disclosure Schedule, the use of all Intangible Assets does not and will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, the Seller (i) does not own or use any Intangible Assets pursuant to any written license agreement; and (ii) has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intangible Assets.

5.11. LITIGATION. Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any Authority, pending or, to the best of Seller's knowledge, threatened, against the Seller affecting the Assets, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein, and there does not exist any valid basis for any such action, proceeding or investigation.

5.12. TAX MATTERS. There are no facts or circumstances which could, directly or indirectly, subject the Buyer or any of its affiliates to any liability of any nature with respect to any federal, state, local, foreign or other income, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes that was or will be owing by the Seller with respect to the Assets. Seller is not required by the Ohio state taxing authority to obtain any tax clearance certificate or similar document(s) in order to relieve the Buyer of any obligation to withhold any portion of the Purchase Price.

5.13. BENEFIT PLANS. There are no facts or circumstances which could, directly or indirectly, subject Buyer or any of its affiliates to any liability of any nature with respect to any pension, welfare, incentive, perquisite, paid time off, severance or other benefit plan, policy, practice or agreement sponsored, maintained or contributed to by the Seller or any affiliate, to which the Seller or any affiliate is a party or with respect to which the Seller or any affiliate could have any liability.

5.14. COMPENSATION ARRANGEMENTS. Schedule 4.7(a) sets forth a true and complete listing of the base salary and other compensation and benefits arrangements for each of the Transferred Employees for the calendar year 1996.

5.15. ORDERS, COMMITMENTS AND RETURNS. Except as set forth in the Disclosure Schedule, all Open Sales Orders and all Open Purchase Orders were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, to the best of Seller's knowledge, there are no claims against the Seller to return products of the Division by reason of alleged over-shipments, defective products or otherwise (except the

       Micom EREs), or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

5.16. LABOR MATTERS. Except as set forth in the Disclosure Schedule, in connection with the business of the Division: (i) the Seller is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) to the best of Seller's knowledge, there is no unfair labor practice complaint against the Seller pending or threatened before the National Labor Relations Board or any other comparable Authority;
       (iii) to the best of Seller's knowledge, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or directly affecting the relating to the Division; (iv) no labor representation question exists respecting the employees of the Division and there is not pending or, to the best of Seller's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Division; (v) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the best of Seller's knowledge, have been threatened; (vi) no collective bargaining agreement is binding and in force against the Seller or currently being negotiated by the Seller relating to the Division; (vii) the Seller has not experienced any significant work stoppage relating to the Division; (viii) to the best of Seller's knowledge, the Seller is not delinquent in payments to any persons performing services for the Division for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or Compensation Plan; and (ix) upon termination of the employment of any person, neither the Seller, nor Buyer nor any subsidiary of Buyer will, by reason of anything done at or prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments (other than wages, vacation benefits and other benefits which Seller will pay in accordance with Seller's customary payroll practices).

5.17. DISCLOSURE. There is no material fact as of the date hereof which has not been disclosed in writing to the Buyer related to the Division, the Assets or the operations, properties, financial condition or prospects of the Division which has a Material Adverse Effect or, in the future may have a Material Adverse Effect on the Division or the Assets in the context of this transaction taken as a whole. The representations and warranties contained in this Article 5 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that the Buyer or their respective representatives knew (other than as a result of the Disclosure Schedule or other writing delivered to the Buyers on the Closing Date) or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                    ARTICLE
                                       6.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to Seller that:

6.1. ORGANIZATION. Buyer is a corporation duly existing and in good standing under the laws of the State of North Carolina.

6.1. AUTHORITY; BINDING EFFECT. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the other instruments, agreements and documents to be executed by it hereunder and to consummate the transactions provided for herein and therein. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Buyer and does not and will not contravene the articles of incorporation or bylaws of Buyer. This Agreement is, and each of such other instruments, agreements and documents will be, when executed and delivered, a valid and binding obligation of Buyer.

6.3. LITIGATION. There is no action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or other judicial or quasi-judicial agency threatened or now pending, against Buyer, or any affiliate or subsidiary of Buyer, which would adversely affect the business or financial condition of the Buyer or the ability of Buyer to consummate the transactions contemplated hereby.

6.4. FUNDS. At the Closing Date, and any other time thereafter necessitating the transfer of funds by Buyer to Seller contemplated herein, Buyer will have the funds required to consummate the Transactions contemplated hereby.

                                    ARTICLE
                                       7.
                          TERMINATION AND ABANDONMENT

7.1. METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time, but not later than the Closing:

       (a)  By mutual written consent of the Buyer and the Seller; or

       (b) By the Buyer on or after the Termination Date or such later date as may be established pursuant to Section 1 hereof, if any of the conditions provided for in Section 11.1 of this Agreement will not have been satisfied or waived in writing by the Buyer prior to such date; or

       (c) By the Seller on or after the Termination Date or such later date as may be established pursuant to Section 1 hereof, if any of the conditions provided for in Section 11.2 of this Agreement will not have been satisfied or waived in writing by the Seller prior to such date; or

       (d) By any party if the Closing will not have occurred on or before February 7, 1997 ("Termination Date").

7.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Section 7.1(a), written notice thereof will forthwith be given to the other party or parties, and the provisions of this Agreement will terminate, and the transactions contemplated herein will be abandoned, without further action by any party hereto.

7.2. EFFECT OF TERMINATION. If this Agreement is terminated as provided herein: (i) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same;
       (ii) the confidentiality obligations of Section 4.4 will continue to be applicable; and (iii) except as provided in this subsection, no party will have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof. If either party fails to close after all conditions to that party's obligation to close have been satisfied, and the other party is not in breach of any material obligation or representation under this initial Agreement, then the party that fails to close shall pay the other party a break-up fee in the amount of One Hundred Thousand Dollars ($100,000).

                                    ARTICLE
                                       8.
                         SURVIVAL AND INDEMNIFICATION

8.1. SURVIVAL. All representations, warranties, covenants, indemnities and agreements of each of the parties hereto contained in this Agreement (including any exhibits, certificates, or documents delivered pursuant hereto) survive the Closing (and not be affected in any respect by the Closing) of the transactions contemplated hereby for a period of eighteen
       (18) months therefrom.

8.2. INDEMNIFICATION BY BUYER. The Buyer agrees to indemnify, defend and hold the Seller harmless from and against any and all loss, liability or damage suffered or incurred by Seller by reason of:

       (a) any untrue representation of, or breach of any warranty, representation or agreement by the Buyer in any part of this Agreement; and

       (b) any nonfulfillment of any covenant, agreement or undertaking of the Buyer in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof; and

      (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

8.3. INDEMNIFICATION BY SELLER. The Seller agrees to indemnify, defend and hold the Buyer harmless from and against any and all loss, liability or damage suffered or incurred by the Buyer or any of its affiliates by reason of:

      (a) any untrue representation of, or breach of any warranty, representation or agreement by the Seller in any part of this Agreement;

      (b) any nonfulfillment of any covenant, agreement or undertaking of the Seller in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof; and

      (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

8.4. CLAIMS FOR INDEMNIFICATION. Whenever any claim will arise for indemnification hereunder (other than a claim to be submitted pursuant to aforesaid terms and provisions), the party seeking indemnification (the "Indemnified Party") will promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, all of the facts constituting the basis for such claim. The failure so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby.
      In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party (a "Proceeding"), the Indemnifying Party will, unless the claim involves taxes, be entitled to participate in such legal proceedings and, to the extent that it will wish (unless the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate or the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect thereto), to control the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, after notice from Indemnifying Party to the Indemnified Party of its election so to control the defense thereof, the Indemnifying Party will not be liable to such the Indemnified Party under this Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Party controls the defense of such a Proceeding, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
      (ii) the Indemnifying Party will have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and it does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely effect it or its affiliates other than as a result of monetary damages, or the Proceeding involves taxes, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement thereof effected without its consent (which will not be unreasonably withheld).

8.5. EXCEPTION AMOUNT ON CERTAIN INDEMNIFICATION CLAIMS. Buyer will not be entitled to indemnification pursuant to Article 8 with respect to a loss, liability or damage amount that relates to any untrue representation or warranty of Seller set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.10, 5.11 and 5.16 hereof unless and until the aggregate amount of all indemnification claims with respect to such representations or warranties is more than Twenty-Five Thousand Dollars ($25,000) (the "Exception Amount"). Seller will not be entitled to indemnification pursuant to Article 8 with respect to a loss, liability or damage amount that relates to any untrue representation or warranty of Buyer set forth in Sections 6.1, 6.2 and
      6.3 unless and until the aggregate amount of all indemnification claims with respect to such representations and warranties is more than the Exception Amount. The Exception Amount applies only to the indemnification claims of each party with respect to these specified representations and warranties and does not apply to any other valid indemnification claim by such party. Buyer or Seller, as the case may be, will be entitled to full indemnification of the entire amount of such claims if the amount of such claims (individually or in the aggregate) exceeds the Exception Amount. The parties hereto do not intend that the Exception Amount be deemed to be a definition of what is "material" for purposes of this Agreement.

                                    ARTICLE
                                       9.
                                    CLOSING

9.1. CLOSING DATE. The closing of the transactions described herein ("Closing") shall be held at 11:00 A.M., Cleveland time on Friday, January 31, 1997 (the "Closing Date"), at the Seller's place of business located at 3 Summit Park Drive, Suite 300, Independence, Ohio 44131. A pre-closing shall be held at 1:00 P.M. on Thursday, January 30, 1997 at the same location.

9.2.  CLOSING DELIVERIES BY SELLER.    At the Closing, Seller shall, subject
      to the fulfillment to its satisfaction of the conditions set forth in
      Section 11.2 or its waiver thereof, deliver to Buyer:

      (a) a Bill of Sale and Assignment in the form attached hereto as Exhibit 9.2(a), dated the Closing Date and duly executed by an authorized officer of Seller for all the Assets;

      (b) Closing Statement, including the Schedules thereto, dated as of the Closing Date and duly executed by an authorized officer of Seller;

      (c)  possession of the Assets;

      (d) a certificate by the Seller, dated the Closing Date and executed by a duly authorized officer of Seller, certifying that the conditions set forth in Section 11.1 have been satisfied;

      (e) copies of a resolutions of Seller's Members authorizing this Agreement and the transactions described herein relating to the Agreement, certified by the authorized representative of Seller as being in full force and effect on the Closing Date;

      (f) certificate of good standing of Seller indicating that Seller is an Ohio limited liability company, duly organized and in good standing in the State of Ohio;

      (g) letters and partial releases from Deutsche Financial Services Corp. (formerly known as ITT Commercial Finance Corp.), IBM and any other third party having a secured interest in all or a portion of the Assets or such other evidence of termination as is reasonably equivalent; and

      (h) documentation evidencing the proper termination of all rights and obligations of all parties in connection with any employment, non-competition and other agreements with respect to the Transferred Employees who accept employment with Buyer.

9.3. CLOSING DELIVERIES BY BUYER. Contemporaneous with the execution and delivery of this Agreement, Buyer shall have executed and delivered, in a form acceptable to Seller, the following:

      (a)  the Closing Statement Price;

      (b) a Closing Statement, dated as of the Closing Date and duly executed by an officer of the Buyer;

      (c) a certificate, dated the Closing Date and executed by a duly authorized officer of Buyer, certifying that the conditions set forth in Section 11.2 have been satisfied;

      (d) copies of the resolutions of the Boards of Directors of Buyer and other requisite approvals authorizing the transactions contemplated hereby or otherwise relating to this Agreement and the transactions contemplated hereby, certified by the Secretary of Buyer as being in full force and effect on the Closing Date;

      (e) certificates or other evidence satisfactory to Seller that each Buyer is duly incorporated and in good standing in North Carolina; and

      (f) such other documents and instruments as are required to be delivered to Seller by Buyer pursuant to this Agreement at or prior to Closing.

                                       ARTICLE
                                         10.
                         CLOSING PROCEDURES AND SCHEDULES

10.1. PRECLOSING AND CLOSING PROCEDURES.

      (a) The parties agree that at the execution of this Agreement, the schedules of MST Inventory and Open Purchase Orders, Vendor Credits and Transferred Employees Estimated Commissions will not be attached to the Agreement, but will be prepared by Seller, reviewed by Buyer, initialed by the parties and included in the Closing Statement to be delivered on the Closing Date. The Open Sales Orders Schedule will not be attached at execution of the Agreement. Seller will prepare an estimated Schedule of Open Sales Orders at Closing and will deliver the final such schedule to Buyer as soon as possible after Closing.

      (b) On the Closing Date, the Closing Statement will set forth the Purchase Price calculation and will reflect all adjustments to the Purchase Price agreed upon by the parties, including a credit to the Buyer for the commissions payable by Buyer pursuant to
           Section 4.7(d) and a credit to the Buyer for the amount of the Credit Holdback as defined under Section 10.3 herein. The Purchase Price, as adjusted, shall be the "Closing Statement Price."

10.2. PREPARATION OF SCHEDULE OF MST INVENTORY.

      (a) Seller agrees that no shipments of MST Inventory will be made out of Seller's facility, nor shipments of MST Inventory received into Seller's facility, after the close of business on Thursday, January 30, 1997.

      (b) Seller represents that it has not, and agrees that it will not, place Open Purchase Orders with vendors where the expected receipt of such inventory is a delivery date on or after January 31, 1997.

      (c) Seller will prepare the MST Inventory for physical count. After the physical count on January 31, Seller will keep the MST Inventory secure, and Buyer will remove it from Seller's warehouse not later than February 1, 1997.

      (d) On Friday, January 31, 1997, the parties agree to together conduct a physical inventory of the MST Inventory, commencing at 5:00 a.m.
           In the preparation of Schedule 1.1(a), the parties will use the Seller's net cost from the manufacturer for all MST Inventory.
           The MST Inventory will not include any items which are listed on
           Schedule 10.2(d), which will be the list of Excluded Inventory.

10.3. VENDOR CREDITS.

      (a) Seller represents that it has certain credit rights known as co-op credits, MDF credits, stock rotation credits, price protection credits and promotional credits, of which an amount not to exceed $60,000 are listed on Schedule 10.3 (collectively, the "Credits," and individually, a "Credit" and relate to a particular "Credit Holdback Vendor"). which Seller has deducted from its accounts payable balances before payment pursuant to Section 4.12.

      (b) At the Closing, Buyer shall be entitled to a credit on the Closing Statement in an amount equal to the Credits (the "Credit Holdback");

      (c)  In the event that any Credit Holdback Vendor of Seller listed on
           Schedule 10.3 (a "Vendor") asserts a claim against Buyer for any unpaid account payable, then Buyer may pay such unpaid account payable amount, after notifying Seller at least seven (7) days prior thereto and granting Seller the opportunity within such seven (7) days the ability to satisfy its obligation to such Credit Holdback Vendor. For the purpose of this paragraph, a claim by a Credit Holdback Vendor need not be a legal proceeding, but must be more than a request for payment. The term "claim" will include any legal proceeding or threat thereof, any credit hold or threat thereof, and any cancellation or other substantial alteration of the business relationship between the Credit Holdback Vendor and the Buyer or threat thereof. Payments by Buyer made under this subsection shall reduce the Credit Holdback.

      (d) As and when Seller delivers to Buyer credit memos or other proper written evidence that the Credit Holdback Vendor has agreed to the Credit having been applied to the accounts payable balance, as described in Section 10.3(a), then Buyer shall promptly pay the amount of the Credit to Seller, until the Credit Holdback is exhausted.

      (e) If there is any Credit Holdback remaining on June 1, 1997, then Buyer shall promptly pay such amount to Seller.

      (f) In no event shall payments by Buyer hereunder be more than the original Credit Holdback.

                                     ARTICLE
                                       11.
           CONDITIONS PRECEDENT TO BUYER AND SELLER'S OBLIGATION TO
                              CONSUMMATE TRANSACTIONS

11.1. CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer are subject to satisfaction, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer):

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement (including the Schedules, and in all certificates and other documents delivered and to be delivered by Seller to Buyer in connection with the transactions described herein) and the covenants made hereunder by Seller shall be true, complete, accurate, and correct in all material respects when made and, except as contemplated or permitted herein or therein or except as consented to by Buyer in writing, shall continue to be true and correct in all material respects as of the Closing Date with the same effect as though made at the Closing Date, and Seller shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         (b) LITIGATION. No action, suit, investigation, inquiry or proceeding relating to the transactions contemplated hereby shall be instituted or threatened by any party, governmental body or other person, in which there is, or is likely to be, sought a temporary, preliminary or permanent judgment, order or decree restraining or enjoining consummation of the transactions contemplated hereby, requiring any holding separate or divestiture of any substantial portion of the Assets by Buyer or which questions the validity or legality of the transactions contemplated hereby.

         (c) PERFORMANCE. Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         (d) NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby.

         (e) CERTIFICATES. Seller shall have furnished Buyer with such certificates of their officers and others to evidence compliance with the conditions set forth in Section 9.2 this Section 11.1 as may be reasonably requested by Buyer.

         (f) DOCUMENTATION FOR CONVEYANCE OF THE ASSETS. The Buyer will have received, in a form and substance reasonably satisfactory to Buyer and its counsel, dated the Closing Date, all bills of sale, deeds, assignments and other conveyance documentation as set forth in this Agreement to vest title in the Assets in the Buyer.

         (g) RELEASE LETTER. Seller will have furnished Buyer with a letter satisfactory in form and substance to the parties from creditors who have existing security interests in the Assets, including Deutsche Financial Services Corp. (formerly known as ITT Commercial Finance Corp.), pursuant to which such creditors release their security interests against the Assets.

11.2. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement are subject to satisfaction, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller):

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement (including the Schedules, and in all certificates and other documents delivered or to be delivered by Buyer to Seller in connection with the transactions described herein) shall have been true and correct in all respects when made and, except as otherwise provided or permitted herein or except as consented to by Seller in writing, shall continue to be true and correct in all material respects on and as of the Closing Date with the same effect as though made at the Closing Date, and Buyer shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by its prior to or at the Closing.

         (b) LITIGATION. No action, suit or proceeding relating to the transactions contemplated hereby shall be instituted by any party and remain pending, in which there is, or is likely to be sought, a temporary, preliminary or permanent judgment, order injunction or decree restraining or enjoining consummation of the transactions contemplated hereby.

         (c) PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         (d) NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby.

         (e) CERTIFICATES. Buyer shall have furnished Seller with such certificates of their officers and others to evidence compliance with the conditions set forth in Section 9.3 or this Section 11.2 as may be reasonably requested by Seller.

                                   ARTICLE
                                      12.
                    MISCELLANEOUS PROVISIONS AND AGREEMENTS

12.1. CONSUMMATION OF TRANSACTIONS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its best efforts (i) to take, or cause to be taken, all such actions and to do, or cause to be done, all other things necessary to carry out its obligations hereunder; (ii) to cause the conditions to the obligations of the other party hereto to be satisfied prior to or at the Closing; and (iii) to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement; provided, however, that this Section 12.1 shall not require either party to take any action the result of which, in its reasonable judgment, would be to impose material limitations on its ability to consummate and retain the full benefits of the transactions contemplated hereby.

12.2.    ACCESS TO RECORDS.   Each party to this Agreement agrees that on and
         after the Closing it will permit the other party and its representatives, during normal business hours, to have access to and examine and make copies of all of any books and records with respect to costs, inventory and guaranty and warranty information, which are delivered to the other party pursuant hereto in order to confirm such party's compliance with respect to any ongoing obligation hereunder. Each party also agrees that it will cooperate with the other party and make information available to each party as reasonably requested by it in connection with any litigation. All such books and records which are delivered to the other party will be preserved by such party for a period of seven (7) years after the Closing.

12.3. EXPENSES. Buyer and Seller will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby. Buyer and Seller will each pay any commission or finder's fee or similar amount incurred by them by agreement or otherwise for retaining or consulting any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.

12.4. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

 12.5. WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

12.6. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors, heirs and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

12.7.    FURTHER ASSURANCES.   Each of the parties shall execute such documents
         and other papers and take such further actions as may be reasonably required or desirable in the judgment of their counsel to carry out the provisions of this Agreement and the transactions contemplated hereby.

12.7. NOTICES. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by telecopier or telex (receipt confirmed) or registered or certified mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other party:

              If to Buyer:        Atlantic Network Systems, Inc.
                                  Attn:  Walter C. Lovett
                                  8205 Brownleigh Drive
                                  Raleigh, NC  27612

              with a copy to:     Oppenheimer Wolff & Donnelly
                                  Plaza VII
                                  45 South Seventh Street
                                  Suite 3400
                                  Minneapolis, MN  55402
                                  Attn:  Thomas R. Marek

              If to Seller:       MRK TECHNOLOGIES, LTD.
                                  3 Summit Park Drive, Suite 300
                                  Independence, Ohio  44131
                                  Attention:  Michael Joseph, President
              with a copy to:  MRK TECHNOLOGIES, LTD.
                               3 Summit Park Drive, Suite 300
                               Independence, Ohio  44131
                               Attention: Andrew Cargo, Vice President &
                                General Counsel

12.9.    ARBITRATION.

    (a) In the event that there shall be any controversy, claim or dispute between the parties arising out of or relating to this Agreement ("Arbitrable Dispute"), the parties shall first attempt to resolve the Arbitrable Dispute through a meeting or meetings between the senior executive officers of each party. If, after thirty (30) calendar days after the senior executive officers have first met to resolve an Arbitrable Dispute, such Arbitrable Dispute is not resolved, then it shall be resolved by final and binding arbitration as provided in subsections (b) through (d) of this Section.

    (b) Arbitration shall be initiated by one party making a written demand on the other party and simultaneously filing copies of the demand, together with the required fees, with the office of the American Arbitration Association ("AAA") in Cleveland, Ohio. In no event, however, may any demand for arbitration be made after the date that institution of legal or equitable proceedings based upon the claim, dispute or other Arbitrable Dispute would have otherwise been barred by the applicable statute of limitations or otherwise barred by this Agreement.

    (c) The arbitration proceeding shall be conducted by one arbitrator who may be a retired judge (the "Arbitrator") selected by the parties in accordance with the rules of the American Arbitration Association within 60 business days after notification of selection of the Arbitrator. Arbitration shall be conducted under the auspices of AAA, and the AAA's commercial arbitration rules of practice then in effect (the "Rules") shall govern all proceedings unless otherwise provided herein (or otherwise agreed to by the parties.) In case of conflict between the Rules and this Agreement (or such other subsequent understanding reached between the parties hereto), the provisions of this Agreement (or such other agreement) shall govern.

    (d) Within thirty (30) days of the selection of the Arbitrator, the parties involved in the dispute shall meet in Cleveland, Ohio with such Arbitrator at a place and time designated by the Arbitrator after consultation with the parties and present their respective positions on the dispute. Each party shall have no longer than two (2) days to present its position and the entire proceeding shall be on no more than (five) 5 consecutive business days in duration. The Arbitrator's award, which may include equitable relief, shall be rendered within ten (10) days following completion of the proceeding and shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as may be determined by the Arbitrator) may in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as may be determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

12.10.   NO THIRD PARTY BENEFICIARY.   This Agreement shall not confer any
         rights and remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

12.11. WAIVER. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the appropriate party.

12.12. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor the rights and obligations of the Buyer hereunder shall be assignable, except by operation of law and with prior written notice and consent of Seller, provided, however, that Buyer may assign its rights (but not its obligations) under this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect subsidiary or parent of Buyer.

12.12.   HEADINGS; RECITALS.   The Article and Section headings used herein
         are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or set forth the intentions of the parties. The recitals appearing at the head of this Agreement are hereby incorporated into this Agreement by this reference as if the same were fully herein rewritten.

12.14. EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are, by this reference, incorporated herein and made a part of this Agreement as if fully set forth herein.

12.15. ENTIRE AGREEMENT. Upon the execution of this Agreement, the Letter of Intent between the parties shall terminate. This Agreement and the Exhibits and Schedules attached hereto, and the other writings specifically identified herein, contain the entire agreement among the parties hereto with respect to the transactions described herein and supersede all previous written or oral statements, negotiations, commitments, promises and writings.

12.16. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered such counterparts shall together constitute one and the same instrument.

12.17. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to laws relating to conflicts of laws. Any legal proceeding related to this Agreement will be brought in an appropriate

         Ohio court, and both parties hereby consent to the jurisdiction of such court for this purpose.

12.18. DEFINITION OF MATERIAL ADVERSE EFFECT. For purposes of this Agreement, the term, "Material Adverse Effect" means an event, change or occurrence which has a material negative impact on the condition (financial or otherwise), businesses, results of operations or prospects of the Business, taken as a whole (and going concern value, in the case of the Division), or the ability of the Seller or the Buyer, as the case may be, to consummate the transactions contemplated hereby, other than any such event, change or occurrence resulting or arising from (i) general economic conditions or (ii) the loss of any customer as a result of the announcement or consummation of the transactions contemplated hereby.

    IN WITNESS WHEREOF, the parties, have each executed this Agreement as of the day and year first set forth above.

                                  BUYER:

                                  ATLANTIC NETWORK SYSTEMS, INC.


                                  By   /s/  Walter C. Lovett
                                     ------------------------------

                                  Its  Vice President
                                     ------------------------------
                                  (Print Name)   Walter C. Lovett
                                              ---------------------

                                  SELLER:

                                  MRK TECHNOLOGIES, LTD.


                                  By   /s/  Wm. Andrew Cargo
                                     ------------------------------

                                  Its  Vice President and Secretary
                                     ------------------------------

                                  (Print Name)  Wm. Andrew Cargo
                                              ---------------------